Exhibit 1.1

ARCOS DORADOS HOLDINGS INC.

(a BVI business company)

[    ] Shares of Class A Shares

UNDERWRITING AGREEMENT

Dated: [            ] [    ], 2011

ARCOS DORADOS HOLDINGS INC.

(a BVI business company)

[    ] Shares of Class A Shares

UNDERWRITING AGREEMENT

[            ] [    ], 2011

Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

Morgan Stanley & Co. LLC

1585 Broadway

New York, New York 10036

Merrill Lynch, Pierce, Fenner & Smith

Incorporated

One Bryant Park

New York, New York 10036

Itau BBA USA Securities Inc.

767 Fifth Avenue, Suite 50-13

New York, New York 10153

Credit Suisse Securities (USA) LLC

Eleven Madison Avenue

New York, New York 10010

as Representatives of the several Underwriters

Ladies and Gentlemen:

Arcos Dorados Holdings Inc., a BVI business company (the “Company”), Arcos Dorados B.V., a private limited liability company (besloten vennootschap met beperkte aansprakelijkheid) formed in the Netherlands, and the persons listed in Schedule B hereto (the “Selling Shareholders”) confirm their respective agreements with Citigroup Global Markets Inc. (“Citigroup”), J.P. Morgan Securities LLC (“J.P. Morgan”), Morgan Stanley & Co. LLC (“Morgan Stanley”), Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch”), Itau BBA USA Securities Inc. (“Itau BBA”) and Credit Suisse Securities (USA) LLC (“Credit Suisse”), and each of the other Underwriters named in Schedule A hereto

(collectively, the “Underwriters,” which term shall also include any underwriter substituted as hereinafter provided in Section 10 hereof), for whom Citigroup, J.P. Morgan, Morgan Stanley, Merrill Lynch, Itau BBA and Credit Suisse are acting as representatives (in such capacity, the “Representatives”), with respect to (i) the sale by the Selling Shareholders, acting severally and not jointly, and the purchase by the Underwriters, acting severally and not jointly, of the respective numbers of Class A Shares, no par value, of the Company (“Shares”) set forth in Schedules A and B hereto and (ii) the grant by the Selling Shareholders, acting severally and not jointly, to the Underwriters, acting severally and not jointly, of the option described in Section 2(b) hereof to purchase all or any part of [            ] additional Shares. The aforesaid [        ] Shares (the “Initial Securities”) to be purchased by the Underwriters and all or any part of the [        ] additional Shares subject to the option described in Section 2(b) hereof (the “Option Securities”) are herein called, collectively, the “Securities.”

The Company and the Selling Shareholders understand that the Underwriters propose to make a public offering of the Securities as soon as the Representatives deem advisable after this Agreement has been executed and delivered.

The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form F-1 (No. [            ]), including the related preliminary prospectus or prospectuses, covering the registration of the sale of the Securities under the Securities Act of 1933, as amended (the “1933 Act”). Promptly after execution and delivery of this Agreement, the Company will prepare and file a prospectus in accordance with the provisions of Rule 430A (“Rule 430A”) of the rules and regulations of the Commission under the 1933 Act (the “1933 Act Regulations”) and Rule 424(b) (“Rule 424(b)”) of the 1933 Act Regulations. The information included in such prospectus that was omitted from such registration statement at the time it became effective but that is deemed to be part of such registration statement at the time it became effective pursuant to Rule 430A(b) is herein called the “Rule 430A Information.” Such registration statement, including the amendments thereto, the exhibits thereto and any schedules thereto, at the time it became effective, and including the Rule 430A Information, is herein called the “Registration Statement.” Any registration statement filed pursuant to Rule 462(b) of the 1933 Act Regulations is herein called the “Rule 462(b) Registration Statement” and, after such filing, the term “Registration Statement” shall include the Rule 462(b) Registration Statement. Each prospectus used prior to the effectiveness of the Registration Statement, and each prospectus that omitted the Rule 430A Information that was used after such effectiveness and prior to the execution and delivery of this Agreement, is herein called a “preliminary prospectus.” The final prospectus, in the form first furnished to the Underwriters for use in connection with the offering of the Securities, is herein called the “Prospectus.” For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”).

As used in this Agreement:

“Applicable Time” means [__:00 P./A.M.], New York City time, on [            ] or such other time as agreed by the Company and the Representatives.

“General Disclosure Package” means any Issuer General Use Free Writing Prospectuses issued at or prior to the Applicable Time, the prospectus that is included in the Registration Statement as of the Applicable Time and the information included on Schedule C-1 hereto, all considered together.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the 1933 Act Regulations (“Rule 433”), including without limitation any “free writing prospectus” (as defined in Rule 405 of the 1933 Act Regulations (“Rule 405”)) relating to the Securities that is (i) required to be filed with the Commission by the Company, (ii) a “road show that is a written communication” within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission, or (iii) exempt from filing with the Commission pursuant to Rule 433(d)(5)(i) because it contains a description of the Securities or of the offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

“Issuer General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors (other than a “bona fide electronic road show,” as defined in Rule 433 (the “Bona Fide Electronic Road Show”)), as evidenced by its being specified in Schedule C-2 hereto.

“Issuer Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not an Issuer General Use Free Writing Prospectus.

SECTION 1. Representations and Warranties.

(a) Representations and Warranties by the Company. Each of the Company and Arcos Dorados B.V., each with respect to itself only, represents and warrants, to each Underwriter as of the date hereof, the Applicable Time, the Closing Time (as defined below) and any Date of Delivery (as defined below), and agrees with each Underwriters, as follows:

(i) Registration Statement and Prospectuses. Each of the Registration Statement and any amendment thereto has become effective under the 1933 Act. No stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued under the 1933 Act, no order preventing or suspending the use of any preliminary prospectus or the Prospectus has been issued and no proceedings for any of those purposes have been instituted or are pending or, to the Company’s knowledge, contemplated. The Company has complied with each request (if any) from the Commission for additional information.

Each of the Registration Statement and any post-effective amendment thereto, at the time it became effective, complied in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations. Each preliminary prospectus (including the prospectus filed as part of the Registration Statement as originally filed or as part of any amendment or supplement thereto), at the time it was filed, and the Prospectus complied in all material respects with the 1933 Act and the 1933 Act Regulations. Each preliminary prospectus delivered to the Underwriters for use in connection with this offering and the Prospectus was or will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(ii) Accurate Disclosure. Neither the Registration Statement nor any amendment thereto, at its effective time, at the Closing Time or at any Date of Delivery, contained, contains or will contain an untrue statement of a material fact or omitted, omits or will omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. As of the Applicable Time, neither (A) the General Disclosure Package, nor (B) any individual Issuer Limited Use Free Writing Prospectus, when considered together with the General Disclosure Package included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

Neither the Prospectus nor any amendment or supplement thereto (including any prospectus wrapper), as of its issue date, at the time of any filing with the Commission pursuant to Rule 424(b), at the Closing Time or at any Date of Delivery, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement (or any amendment thereto), the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives expressly for use therein. For purposes of this Agreement, the only information so furnished shall be the information in the second, third and fourth paragraphs under the heading “Underwriting—Price Stabilization, Short Positions and Penalty Bids” in the Prospectus (collectively, the “Underwriter Information”).

(iii) Issuer Free Writing Prospectuses. No Issuer Free Writing Prospectus conflicts or will conflict with the information contained in the Registration Statement or the Prospectus, and any preliminary or other prospectus deemed to be a part thereof that has not been superseded or modified.

(iv) Company Not Ineligible Issuer. At the time of filing the Registration Statement and any post-effective amendment thereto, at the earliest time thereafter that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the 1933 Act Regulations) of the Securities and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405, without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an ineligible issuer.

(v) Capitalization. The authorized, issued and outstanding shares of the Company are as set forth in the General Disclosure Package and the Prospectus in the column entitled “Actual” under the caption “Capitalization” (except for subsequent issuances, if any, pursuant to reservations, agreements or employee benefit plans referred to in the General Disclosure Package and the Prospectus or pursuant to the exercise of convertible securities or options referred to in the General Disclosure Package and the Prospectus). The outstanding shares of the Company, including the Securities to be purchased by the Underwriters from the Selling Shareholders, have been duly authorized and validly issued and are fully paid and non-assessable. None of the outstanding shares of the Company, including the Securities to be purchased by the Underwriters from the Selling Shareholders, was issued in violation of the preemptive or other similar rights of any securityholder of the Company (other than any such rights which have been waived).

(vi) Good Standing of the Company. The Company has been duly incorporated, is validly existing as a limited liability company in good standing under the laws of the British Virgin Islands, has the corporate power and authority to own its property, to conduct its business as described in the General Disclosure Package and the Prospectus and to execute and deliver this Agreement, and is duly qualified to transact business and is in good standing (to the extent applicable) in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(vii) Good Standing of Subsidiaries. Each subsidiary of the Company has been duly incorporated, is validly existing as a limited liability company or a corporation, as the case may be, in good standing (to the extent applicable) under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the General Disclosure Package and the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect; all of the issued shares of capital stock of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned by the Company, free and clear of all liens, encumbrances, equities or claims, except as disclosed in the General Disclosure Package and the Prospectus. Arcos Dorados B.V. has the corporate power and authority to execute and deliver this Agreement.

(viii) Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by the Company and Arcos Dorados B.V.

(ix) Description of Securities. The Shares conform to all statements relating thereto contained in the General Disclosure Package and the Prospectus and such description conforms to the rights, privileges, restrictions and conditions attaching to them as provided for in the Company’s memorandum and articles of association. No holder of Securities will be subject to personal liability by reason of being such a holder.

(x) Registration Rights. There are no persons with registration rights or other similar rights (other than any such rights which have been waived) to have any securities registered for sale pursuant to the Registration Statement or otherwise registered for sale by the Company under the 1933 Act.

(xi) Noncontravention. The execution and delivery by the Company and Arcos Dorados B.V. of, and the performance by the Company and Arcos Dorados B.V. of their obligations under, this Agreement will not contravene (x) the certificate of incorporation or memorandum and articles of association (or by-laws or other constitutional documents as the case may be) of the Company or Arcos Dorados B.V., (y) any provision of applicable law or any agreement (including the Amended and Restated Master Franchise Agreement, dated as of November 10, 2008, among McDonald’s Latin America LLC, LatAm, LLC, Arcos Dorados B.V., Arcos Dorados Cooperatieve U.A., Arcos Dorados Limited, and Los Laureles, Ltd., among others (the “MFA”), as amended by Amendment No. 1 to the MFA dated August 31, 2010, and the Amended and Restated Master Franchise Agreement, dated as of November 10, 2008, among McDonald’s Latin America, LLC and Arcos Dourados Comercio de Alimentos Ltda. (together, the “Master Franchise Agreements”)) or other instrument binding upon the Company or any of its subsidiaries, or (z) any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary, except in the case of clauses (y) and (z), where any such contravention would not, individually or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole. No consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company or Arcos Dorados B.V. of its obligations under this Agreement, except such as have been obtained under the U.S. federal securities laws, the securities laws of any other applicable jurisdiction, including the Blue Sky laws of the various states, or FINRA or stock exchange rules in connection with the offer and sale of the Securities.

(xii) No Material Adverse Effect. There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the General Disclosure Package and the Prospectus.

(xiii) Absence of Proceedings. Other than proceedings accurately described in all material respects in the General Disclosure Package and the Prospectus, there are no legal or governmental proceedings pending or, to the Company’s knowledge, threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject that would have a material adverse effect on the power or ability of the Company or Arcos Dorados B.V. to perform its obligations under this Agreement or to consummate the transactions contemplated by the General Disclosure Package and the Prospectus.

(xiv) Environmental Laws. The Company and its subsidiaries (A) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (B) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (C) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(xv) Reporting Requirements. The Company is subject to the reporting requirements of either Section 13 or Section 15(d) of the Exchange Act and files reports with the Commission on the Electronic Data Gathering, Analysis, and Retrieval (EDGAR) system.

(xvi) Investment Company Act. None of the Company nor Arcos Dorados B.V. is, and after giving effect to the transactions contemplated herein will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended (the “1940 Act”).

(xvii) Other Agreements. The Company is not a party to any contractual arrangement currently in effect relating to the offer, sale, distribution or delivery of the Securities or any other securities of the Company other than this Agreement and any other agreement entered into by the Company with any of the Underwriters.

(xviii) Title to Property. The Company and its subsidiaries have good and marketable title to all real property and good and marketable title to all personal property owned by them, which property is material to the business of the Company and its subsidiaries, taken as a whole, in each case free and clear of all liens, or encumbrances and defects, except such as are described in the General Disclosure Package and the Prospectus or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its subsidiaries; and any real property and buildings which are material to the Company and its subsidiaries, taken as a whole, and are held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries, in each case except as described in the General Disclosure Package and the Prospectus.

(xix) Possession of Intellectual Property. The Company and its subsidiaries own or possess, or can acquire on reasonable terms, all patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names, which are material to the Company and its subsidiaries, taken as a whole, and are currently employed by the Company or its subsidiaries in connection with the business now operated by them, and neither the Company nor any of its subsidiaries has received any notice of any infringement of or conflict with asserted rights of others with respect to any of the foregoing which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(xx) Absence of Labor Dispute. No material labor dispute with the employees of the Company or any of its subsidiaries exists, except as described in the General Disclosure Package and the Prospectus, or, to the Company’s knowledge, is imminent; and neither the Company nor any or its subsidiaries is aware of any existing, threatened or imminent labor disturbance by the employees of any of their principal suppliers, manufacturers or contractors that could have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(xxi) Insurance. The Company and each of its subsidiaries, and their respective owned and leased properties, are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are customary in the businesses in which they are engaged.

(xxii) Possession of Licenses and Permits. The Company and its subsidiaries possess all certificates, authorizations and permits issued by the appropriate U.S. federal or state or British Virgin Islands or other non-U.S. regulatory authorities necessary to conduct their respective businesses, and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a material adverse effect on the Company and its subsidiaries, taken as a whole, except as described in the General Disclosure Package and the Prospectus.

(xxiii) Financial Statements; Non-GAAP Financial Measures. The audited consolidated financial statements of the Company included in the Registration Statement, the General Disclosure Package and the Prospectus (the “Consolidated Financial Statements”) were prepared in accordance with accounting principles generally accepted in the United States (“GAAP”) consistently applied and present fairly in all material respects the financial position of the Company and its consolidated subsidiaries, as at the relevant dates, and the results of operations and changes in cash flows of the Company and its consolidated subsidiaries for the periods in respect of which they have been prepared, and non-GAAP financial information included in the Registration Statement, the General Disclosure Package or the Prospectus, if any, complies with the requirements of Regulation G of the Securities Exchange Act of 1934, as amended (the “1934 Act”) and Item 10 of Regulation S-K under the 1933 Act. The selected financial data and the summary financial information included in the Registration Statement, the General Disclosure Package and the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the Consolidated Financial Statements included therein. Except as included therein, no historical or pro forma financial statements or supporting schedules are required to be included in the Registration Statement, the General Disclosure Package or the Prospectus under the 1933 Act or the 1933 Act Regulations.

(xxiv) Independent Registered Public Accounting Firm. Pistrelli, Henry Martin y Asociados S.R.L., member firm of Ernst & Young Global, (“Ernst & Young”), who has audited the Company’s Consolidated Financial Statements and who will deliver the letters referred to in Section 5(o), is an independent auditor with respect to the Company and its subsidiaries within the meaning of the 1933 Act and the applicable published rules and regulations thereunder.

(xxv) Accounting Controls. The Company, each of its subsidiaries and the other entities that are consolidated in the Company’s Consolidated Financial Statements maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as described in the General Disclosure Package and the Prospectus, since the end of the Company’s most recent audited fiscal year, there has been (1) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (2) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(xxvi) Payments in Foreign Currency. Under current laws and regulations of the British Virgin Islands, all dividends and other distributions declared and payable on the Securities in cash may be freely transferred out of the British Virgin Islands and may be paid in, or freely converted into United States dollars, in each case without there being required any consent, approval, authorization or order of, or qualification with, any court or governmental agency or body in the British Virgin Islands; and except as disclosed in the General Disclosure Package and Prospectus, all such dividends and other distributions will not be subject to withholding, value added or other taxes under the current laws and regulations of the British Virgin Islands.

(xxvii) British Virgin Islands and Netherlands Taxation. There is no tax, duty, levy, impost, deduction, charge or withholding imposed by the British Virgin Islands or in the Netherlands, as the case may be, or any political subdivision thereof or taxing authority therein in connection with the sale or delivery of the Shares to the Underwriters.

(xxviii) Payment of Taxes. The Company and each of its subsidiaries have duly filed all tax declarations and relevant submissions and paid all taxes and duties due and payable, except for any failure to file a tax declaration or pay taxes or duties due that would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole, or that is currently being contested in good faith and as to which adequate reserves have been provided. Except as disclosed in the General Disclosure Package and the Prospectus, to the Company’s knowledge, no objections have been raised by competent tax authorities on tax declarations and submissions made by the Company and its subsidiaries in prior years that could, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(xxix) Anti-Corruption Laws. Neither the Company nor any of its subsidiaries, nor any director, officer, or employee, nor, to the knowledge of the Company or Arcos Dorados B.V., any agent or representative acting on behalf of the Company or of any of its respective subsidiaries, has taken or will take any action in furtherance of an unlawful offer, payment, promise to pay, or authorization or approval of the payment or giving of money, property, gifts or anything else of value, directly or indirectly, to any “government official” (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) to influence official action or secure an improper advantage in violation of applicable law; and the Company and its subsidiaries have conducted their businesses in compliance with applicable anti-corruption laws to which they may be subject.

(xxx) Anti-Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in material compliance with the applicable anti-money laundering statutes of the British Virgin Islands and all other jurisdictions where the Company and its subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the best knowledge of the Company or Arcos Dorados B.V., threatened.

(xxxi) OFAC. (A) The Company and Arcos Dorados B.V. represent that neither the Company nor any of its respective subsidiaries (collectively, the “Entity”) or, to the knowledge of the Entity, any director, officer, employee, agent, or representative acting on behalf of the Entity, is an individual or entity (“Person”) that is, or is owned or controlled by a Person that is the subject of any sanctions administered or enforced by, the U.S. Department of Treasury’s Office of Foreign Assets Control (“Sanctions”), nor located, organized or resident in a country or territory that is the subject of Sanctions.

(B) The Entity represents and covenants that it will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person:

(1) to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions; or

(2) in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise).

(xxxii) Absence of Violations and Defaults. None of the Company nor any of its subsidiaries is in violation of its respective charter, by-laws, other constitutive documents or in default (or with the giving of notice or lapse of time would be in default) under any existing obligation, agreement (including the Master Franchise Agreements), covenant or condition contained in any indenture, loan agreement, mortgage, lease or other agreement or instrument to which any of them is a party or by which any of them is bound or to which any of the properties of any of them is subject, except such defaults that would not, individually or in the aggregate, be reasonably expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(xxxiii) Accuracy of Exhibits. There are no contracts or documents which are required to be described in the Registration Statement or to be filed as exhibits thereto which have not been so described and filed as required.

(xxxiv) Compliance with the Sarbanes-Oxley Act. The Company is in compliance with all provisions of the Sarbanes-Oxley Act of 2002 and all rules and regulations promulgated thereunder or implementing the provisions thereof (the “Sarbanes-Oxley Act”) with which the Company is required to comply.

(xxxv) Absence of Manipulation. Neither the Company nor any affiliate of the Company has taken, directly or indirectly, any action that is designed to or that has constituted or that would reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(xxxvi) PFIC Status. After reasonable inquiry, the Company does not believe that it was a “passive foreign investment company” as defined in Section 1297 of the Internal Revenue Code of 1986, as amended, for the year ended December 31, 2010 and does not expect to be a “passive foreign investment company” in the current year or the foreseeable future.

(xxxvii) Foreign Private Issuer. The Company is a “foreign private issuer” within the meaning of Rule 405.

(xxxviii) Enforcement of Foreign Judgments. Any final judgment for a fixed or readily calculable sum of money rendered in any court of the State of New York having jurisdiction under its own domestic laws in respect of any suit, action or proceeding against the Company based upon this Agreement would be recognized and enforced against the Company by courts in the British Virgin Islands, without reexamination, review of the merits of the cause of action in respect of which the original judgment was given or relitigation of the matters adjudicated upon or payment of any stamp, registration or similar tax or duty, provided that any final and conclusive monetary judgment obtained against the Company in the courts of any country in respect of the Agreement, for a definite sum, may be treated by the courts of the British Virgin Islands as a cause of action in itself so that no retrial of the issues would be necessary, and provided that in respect of the foreign judgment: (a) the foreign court issuing the judgment had jurisdiction in the matter and the Company either submitted to such jurisdiction or was resident or carrying on business within such jurisdiction and was duly served with process; (b) the judgment given by the foreign court was not in respect of penalties, taxes, fines or similar fiscal or revenue obligations of the Company; (c) in obtaining judgment there was no fraud on the part of the person in whose favor judgment was given or on the part of the court; (d) recognition or enforcement of the judgment in the British Virgin Islands would not be contrary to public policy; and (e) the proceedings pursuant to which judgment was obtained were not contrary to natural justice. There is no enforcement treaty between the Netherlands and the State of New York or the United States of America. Consequently, a judgment of a federal court of the United States of America located in the City and County of New York, Borough of Manhattan, having jurisdiction under its own domestic laws in respect of any suit, action or proceeding against Arcos Dorados B.V. cannot be enforced in the Netherlands. In order to obtain a judgment in respect of this Agreement that can be enforced in the Netherlands against Arcos Dorados B.V., the dispute will have to be re-litigated before the competent Netherlands court. Such court will have discretion to attach such weight to any final judgment for a fixed or readily calculable sum of money rendered in any federal court of the United States of America located in the City and County of New York, Borough of Manhattan, as it deems appropriate. Given the submission by Arcos Dorados B.V. to the jurisdiction of the federal courts of the United States of America located in the City and County of New York, Borough of Manhattan, the Netherlands’ courts can be expected to give conclusive effect to a final and enforceable judgment of such court in respect of the contractual obligations of Arcos Dorados B.V. under this Agreement without re-examination or re-litigation of the substantive matters adjudicated upon. This would require (i) proper service of process, (ii) the proceedings before such court to have complied with principles of proper procedure and (iii) such judgment not being contrary to the public policy of the Netherlands.

(xxxix) Proper Form. Upon execution and delivery, this Agreement will be in proper legal form under the laws of the British Virgin Islands and the Netherlands for the enforcement hereof against the Company and Arcos Dorados B.V., and to ensure the legality, validity, enforceability, priority or admissibility in evidence of this Agreement it is not necessary that this Agreement or any other document related hereto be filed, registered or recorded with or executed or notarized before, any governmental or regulatory authority or agency of the British Virgin Islands or the Netherlands.

(xl) No License. It is not necessary under the laws of the British Virgin Islands and the Netherlands that any Underwriter be licensed, qualified or entitled to carry on business in the British Virgin Islands or the Netherlands to enable such Underwriter to enforce its respective rights under this Agreement or the performance of the terms and conditions of this Agreement outside of the British Virgin Islands or the Netherlands, it being understood that any Underwriter that receives or transmits any Securities orders of clients based in the Netherlands or executes any Securities orders on behalf of clients based in the Netherlands must be licensed, excepted or exempt under or pursuant to applicable Netherlands’ law. Under the current laws of the British Virgin Islands and the Netherlands, the Underwriters will not be deemed resident, domiciled, to be carrying on business or subject to taxation in the British Virgin Islands or the Netherlands solely by reason of the issuance, acceptance, delivery, performance or enforcement of this Agreement.

(xli) Jurisdiction and Service of Process. The submission by the Company and Arcos Dorados B.V. in this Agreement to the exclusive jurisdiction of the federal or state courts of the United States of America located in the City and County of New York, Borough of Manhattan, constitutes a valid and legally binding obligation of the Company and service of process made in the manner set forth in this Agreement will be effective to confer valid personal jurisdiction over the Company and Arcos Dorados B.V. for purposes of proceedings in such courts under the laws of British Virgin Islands and the Netherlands, as applicable.

(xlii) Choice of Law. The choice of law of the State of New York as the governing law of this Agreement is a valid choice of law under the laws of the British Virgin Islands and the Netherlands, and (i) the courts of the British Virgin Islands will honor this choice of law and (ii) the courts of the Netherlands will honor this choice of law, subject to mandatory rules of the Netherlands and other jurisdictions which must be applied despite this choice of law and principles of public order or public policy of the Netherlands or the European Union. The Company is not aware of any reason why this Agreement and, as the case may be, the enforcement in the British Virgin Islands or the Netherlands of a judgment relating to this Agreement would be contrary to the principles of public order or public policy of British Virgin Islands, the Netherlands, or the European Union.

(xliii) Compliance with Security Regulations. The Company is in full compliance with all British Virgin Islands securities rules and regulations, except to the extent failure to comply could not result in a material adverse effect on the consummation of the transactions contemplated hereunder or on the ability of the Company to perform its obligations under or in respect of this Agreement.

(xliv) British Virgin Islands Approvals. Except as disclosed in the General Disclosure Package and the Prospectus under the headings “Description of Capital Stock and Articles of Association” and “Dividends and Dividend Policy,” the Company is not currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject or under the current laws and regulations of the British Virgin Islands from, and no approvals are required in the British Virgin Islands in order for the Company to, pay dividends, interest attributable to shareholders’ equity or other distributions declared by the Company to the holders of the Securities or make distributions or transfer any of the Company’s properties or assets to any of its subsidiaries.

(xlv) No Restrictions on Subsidiaries. Except as disclosed in the General Disclosure Package and the Prospectus, and except as would not otherwise materially restrict any subsidiary from paying dividends to the Company, no subsidiary of the Company is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject or under the current laws and regulations of the jurisdiction of its organization, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s properties or assets to the Company or any other subsidiary of the Company.

(b) Representations and Warranties by the Selling Shareholders. Each Selling Shareholder, severally and not jointly and with respect to itself only, represents and warrants to and agrees with each Underwriter that:

(i) Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by or on behalf of such Selling Shareholder.

(ii) Noncontravention. The execution and delivery by such Selling Shareholder of, and the performance by such Selling Shareholder of its obligations under, this Agreement will not contravene, conflict with or constitute a breach of, or default under, whether with or without the giving of notice or passage of time or both, or result in the creation or imposition of any tax, lien, charge or encumbrance upon the Securities to be sold by such Selling Shareholder pursuant to (x) the certificate of incorporation or bylaws of such Selling Shareholder (if such Selling Shareholder is a corporation) or (y) any provision of applicable law, any agreement or other instrument binding upon such Selling Shareholder, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over such Selling Shareholder, except, with respect to clause (y), for such conflicts, violations, breaches or defaults which would not reasonably be expected to have a material adverse effect on the ability of such Selling Shareholder to perform its obligations hereunder. No consent, approval, authorization or order of, or qualification, filing or registration with, any governmental body or agency is required for the performance by such Selling Shareholder of its obligations under this Agreement, or in connection with the sale and delivery of such Selling Shareholder’s Securities as contemplated hereunder and in the General Disclosure Package and the Prospectus, except (A) such as have been obtained under the U.S. federal securities laws, (B) such as may be required by the securities laws of any other applicable jurisdiction, including the Blue Sky laws of the various states, or FINRA or stock exchange rules in connection with the offer and sale of the Securities and (C) for such consents, approvals, authorizations, orders and qualifications which, if not obtained, would not reasonably be expected to have a material adverse effect on the ability of such Selling Shareholder to perform its obligations hereunder or on the sale and delivery of such Selling Shareholder’s Securities as contemplated hereunder and in the General Disclosure Package or the Prospectus.

(iii) Valid Title. Such Selling Shareholder has and at the Closing Time and at any Date of Delivery will have valid and unencumbered title to the Securities to be delivered by such Selling Shareholder at the Closing Time and at any Date of Delivery and full right, power and authority to enter into this Agreement and to sell, assign, transfer and deliver the Securities to be delivered by such Selling Shareholder at the Closing Time and at any Date of Delivery hereunder.

(iv) Delivery of Securities. Upon payment of the purchase price for the Securities to be sold by such Selling Shareholder pursuant to this Agreement, delivery of the share certificates and duly executed instruments of transfer in respect of such Securities, as directed by the Underwriters, to Cede & Co. (“Cede”) or such other nominee as may be designated by The Depository Trust Company (“DTC”) (unless delivery of such share certificates and duly executed instruments of transfer is unnecessary because such share certificates and instruments are already in the possession of Cede or such other nominee), registration of such Securities in the Company’s register of members in the name of Cede or such other nominee (unless registration of such securities is unnecessary because such securities are already registered in the name of Cede or such other nominee), and the crediting of such Securities on the books of DTC to securities accounts (within the meaning of Section 8-501(a) of the Uniform Commercial Code then in effect in the State of New York (“UCC”)) of the Underwriters (assuming that neither DTC nor any such Underwriter has “notice of an adverse claim,” within the meaning of Section 8-105 of the UCC, to such Securities), (A) under Section 8-501 of the UCC, the Underwriters will acquire a “security entitlement” in respect of such Securities and (B) no action (whether framed in conversion, replevin, constructive trust, equitable lien, or other theory) based on any “adverse claim,” within the meaning of Section 8-102(a)(1) of the UCC, to such Securities may be asserted against the Underwriters with respect to such security entitlement; for purposes of this representation, such Selling Shareholder may assume that when such payment, delivery (if necessary) and crediting occur, (I) such Securities will have been registered in the name of Cede or another nominee designated by DTC, in each case on the Company’s register of members in accordance with its certificate of incorporation, memorandum and articles of association and applicable law, (II) DTC will be registered as a “clearing corporation,” within the meaning of Section 8-102(a)(5) of the UCC, (III) appropriate entries to the accounts of the several Underwriters on the records of DTC will have been made pursuant to the UCC, (IV) to the extent DTC, or any other securities intermediary which acts as “clearing corporation” with respect to the Securities, maintains any “financial asset” (as defined in Section 8-102(a)(9) of the UCC) in a clearing corporation pursuant to Section 8-111 of the UCC, the rules of such clearing corporation may affect the rights of DTC or such securities intermediaries and the ownership interests of the Underwriters, (V) claims of creditors of DTC or any other securities intermediary or clearing corporation may be given priority to the extent set forth in Section 8-511(b) and 8-511(c) of the UCC and (VI) if at any time DTC or other securities intermediary does not have sufficient Securities to satisfy claims of all of its entitlement holders with respect thereto, then all holders will share pro rata in the Securities then held by DTC or such securities intermediary.

(vi) No Material Adverse Effect. Such Selling Shareholder is familiar with the Registration Statement, the General Disclosure Package and the Prospectus and has no knowledge of any material fact, condition or information not disclosed in the General Disclosure Package or the Prospectus that has had, or may reasonably be expected to have, a material adverse effect on the Company and its subsidiaries, taken as a whole. Such Selling Shareholder is not prompted by any information concerning the Company or its subsidiaries which is not set forth in the General Disclosure Package to sell its Securities pursuant to this Agreement.

(vii) Absence of Manipulation. Such Selling Shareholder has not taken and will not take, directly or indirectly, any action that is designed to or that has constituted or that would reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale to or resale by the Underwriters of the Securities.

(viii) Accurate Disclosure. (A) The Registration Statement, when it became effective, did not contain, and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (B) the General Disclosure Package, as of the Applicable Time did not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and (C) the Prospectus as of its date does not contain, and, if applicable, any further supplements to the Prospectus, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the representations and warranties set forth in this paragraph (viii) are limited to statements or omissions made in reliance upon and in conformity with information relating to such Selling Shareholder furnished in writing by such Selling Shareholder expressly for use in the Registration Statement, the General Disclosure Package, the Prospectus or any amendments or supplements thereto.

(ix) No Free Writing Prospectuses. Such Selling Shareholder has not prepared or had prepared on its behalf or used or referred to, any “free writing prospectus” (as defined in Rule 405), and has not distributed any written materials in connection with the offer or sale of the Securities.

(c) Officer’s Certificates. Any certificate signed by any officer of the Company or any of its subsidiaries delivered to the Representative or to counsel for the Underwriters shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby; and any certificate signed by or on behalf of any Selling Shareholder as such and delivered to the Representatives or to counsel for the Underwriters pursuant to the terms of this Agreement shall be deemed a representation and warranty by such Selling Shareholder to the Underwriters as to the matters covered thereby.

SECTION 2. Sale and Delivery to Underwriters; Closing.

(a) Initial Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, each Selling Shareholder, severally and not jointly, agrees to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from each Selling Shareholder, at the price per share set forth in Schedule A, that proportion of the number of Initial Securities set forth in Schedule B opposite the name of the Selling Shareholder, which the number of Initial Securities set forth in Schedule A opposite the name of such Underwriter, plus any additional number of Initial Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof, bears to the total number of Initial Securities, subject, in each case, to such adjustments among the Underwriters as the Representatives in their sole discretion shall make to eliminate any sales or purchases of fractional shares.

(b) Option Securities. In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Selling Shareholders, acting severally and not jointly, hereby grant an option to the Underwriters, severally and not jointly, to purchase up to an additional [            ] Shares, as set forth in Schedule B, at the price per share set forth in Schedule A, less an amount per share equal to any dividends or distributions declared by the Company and payable on the Initial Securities after the Closing Time but not payable on the Option Securities. The option hereby granted may be exercised for 30 days after the date hereof and may be exercised in whole or in part from time to time upon notice by the Representatives to the Selling Shareholders setting forth the number of Option Securities as to which the several Underwriters are then exercising the option and the time and date of payment and delivery for such Option Securities. Any such time and date of delivery (a “Date of Delivery”) shall be determined by the Representatives, but shall not be later than seven full business days after the exercise of said option, nor in any event prior to the Closing Time, and with respect to any exercise of such option after the Closing Time, shall not be earlier than two full business days after the exercise of such option. If the option is exercised as to all or any portion of the Option Securities, each of the Underwriters, acting severally and not jointly, will purchase pro rata from each of the Selling Shareholders in proportion to the number of Option Securities set forth in Schedule B opposite the name of such Selling Shareholder that proportion of the total number of Option Securities then being purchased which the number of Initial Securities set forth in Schedule A opposite the name of such Underwriter bears to the total number of Initial Securities, subject, in each case, to such adjustments as the Representatives in their sole discretion shall make to eliminate any sales or purchases of fractional shares.

(c) Payment. Payment of the purchase price for, and delivery of duly executed share transfer forms and the share certificates in respect of, the Initial Securities shall be made at the offices of Milbank, Tweed, Hadley & McCloy LLP, 1 Chase Manhattan Plaza, New York, New York 10005, or at such other place as shall be agreed upon by the Representatives and the Company and the Selling Shareholders, at 9:00 A.M. (New York City time) on the third (fourth, if the pricing occurs after 4:30 P.M. (New York City time) on any given day) business day after the date hereof (unless postponed in accordance with the provisions of Section 10), or such other time not later than ten business days after such date as shall be agreed upon by the Representatives and the Company and the Selling Shareholders (such time and date of payment and delivery being herein called “Closing Time”).

In addition, in the event that any or all of the Option Securities are purchased by the Underwriters, payment of the purchase price for, and delivery of duly executed share transfer forms and the share certificates in respect of, such Option Securities shall be made at the above-mentioned offices, or at such other place as shall be agreed upon by the Representatives and the Selling Shareholders, on each Date of Delivery as specified in the notice from the Representatives to the Selling Shareholders.

Payment shall be made to the Selling Shareholders by wire transfer of immediately available funds to bank accounts designated by the Selling Shareholders against delivery to the Representatives for the respective accounts of the Underwriters of duly executed share transfer forms and the share certificates in respect of the Securities to be purchased by them. It is understood that each Underwriter has authorized the Representatives, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Initial Securities and the Option Securities, if any, which it has agreed to purchase. Each of the Representatives, individually (as agreed among the Representatives) and not as representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Initial Securities or the Option Securities, if any, to be purchased by any Underwriter whose funds have not been received by the Closing Time or the relevant Date of Delivery, as the case may be, but such payment shall not relieve such Underwriter from its obligations hereunder.

(d) Denominations; Registration. Certificates for the Initial Securities and the Option Securities, if any, shall be in such denominations and registered in such names as the Representatives may request in writing at least one full business day before the Closing Time or the relevant Date of Delivery, as the case may be. The certificates for the Initial Securities and the Option Securities, if any, will be made available for examination and packaging by the Representatives in The City of New York not later than 10:00 A.M. (New York City time) on the business day prior to the Closing Time or the relevant Date of Delivery, as the case may be.

(e) Offering by Underwriters. It is understood that the Underwriters propose to offer the Initial Securities for sale to the public as set forth in the Prospectus. Each member of the public who purchases Initial Securities shall be deemed, without any action having been taken by the Underwriters, to have purchased such Initial Securities pro rata between Initial Securities issued and sold by the Selling Shareholders. Notwithstanding the foregoing, and for the avoidance of doubt, the foregoing sentence does not impose any obligation on the Underwriters or affect the rights or obligations of the Underwriters under this Agreement.

SECTION 3. Covenants of the Company, Arcos Dorados B.V. and the Selling Shareholders. Each of the Company, Arcos Dorados B.V. and, to the extent applicable, each Selling Shareholder covenants with each Underwriter as follows:

(a) Compliance with Securities Regulations and Commission Requests. The Company, subject to Section 3(b), will comply with the requirements of Rule 430A, and will notify the Representatives immediately, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement shall become effective or any amendment or supplement to the Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission relating to the Registration Statement, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment or of any order preventing or suspending the use of any preliminary prospectus or the Prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes or of any examination pursuant to Section 8(e) of the 1933 Act concerning the Registration Statement and (v) if the Company becomes the subject of a proceeding under Section 8A of the 1933 Act in connection with the offering of the Securities. The Company will effect all filings required under Rule 424(b), in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(b)(8)), and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Company will make every reasonable effort to prevent the issuance of any stop order, prevention or suspension and, if any such order is issued, to obtain the lifting thereof as soon as possible.

(b) Continued Compliance with Securities Laws. The Company will comply with the 1933 Act and the 1933 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the General Disclosure Package and the Prospectus. If at any time when a prospectus relating to the Securities is (or, but for the exception afforded by Rule 172 of the 1933 Act Regulations (“Rule 172”), would be) required by the 1933 Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Company, to (i) amend the Registration Statement in order that the Registration Statement will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) amend or supplement the General Disclosure Package or the Prospectus in order that the General Disclosure Package or the Prospectus, as the case may be, will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser or (iii) amend the Registration Statement or amend or supplement the General Disclosure Package or the Prospectus, as the case may be, in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly (A) give the Representatives notice of such event, (B) prepare any amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement, the General Disclosure Package or the Prospectus comply with such requirements and, a reasonable amount of time prior to any proposed filing or use, furnish the Representatives with copies of any such amendment or supplement and (C) file with the Commission any such amendment or supplement, provided that the Company shall not file or use any such amendment or supplement to which the Representatives or counsel for the Underwriters shall object, which consent shall not be unreasonably withheld, provided further that no consent will be required if, in the opinion of U.S. counsel for the Company, such amendment or supplement is required by law. The Company will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request. The Company has given the Representatives notice of any filings made pursuant to the 1934 Act or 1934 Act Regulations within 48 hours prior to the Applicable Time; the Company will give the Representatives notice of its intention to make any such filing from the Applicable Time to the Closing Time and will furnish the Representatives with copies of any such documents a reasonable amount of time prior to such proposed filing, as the case may be, and will not file or use any such document to which the Representatives or counsel for the Underwriters shall reasonably object.

(c) Delivery of Registration Statements. The Company has furnished or will deliver to the Representatives and counsel for the Underwriters, without charge, copies of the Registration Statement as originally filed and each amendment thereto (including exhibits filed therewith) and copies of all consents and certificates of experts, and will also deliver to the Representatives, without charge, a conformed copy of the Registration Statement as originally filed and each amendment thereto (without exhibits) for each of the Underwriters. The copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(d) Delivery of Prospectuses. The Company has delivered to each Underwriter, without charge, as many copies of each preliminary prospectus as such Underwriter reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Company will furnish to each Underwriter, without charge, during the period when a prospectus relating to the Securities is (or, but for the exception afforded by Rule 172, would be) required to be delivered under the 1933 Act, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(e) Blue Sky Qualifications. The Company will use its reasonable efforts, in cooperation with the Underwriters, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Representatives may designate and to maintain such qualifications in effect so long as required to complete the distribution of the Securities; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

(f) Rule 158. The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide to the Underwriters the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

(g) Reserved.

(h) Listing. The Company will use its best efforts to effect and maintain the listing of the Class A Shares (including the Securities) on the New York Stock Exchange for a period of three years from the date hereof, provided that the Company may terminate the listing with the approval of the holders of at least a majority of the Class A Shares.

(i) Restriction on Sale of Securities. During a period of 45 days from the date hereof, the Company will not, without the prior written consent of Citigroup, J.P. Morgan, Morgan Stanley, Merrill Lynch and Itau BBA, (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any Shares or any securities convertible into or exercisable or exchangeable for Shares or file any registration statement under the 1933 Act with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Shares, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Shares or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the Securities to be sold hereunder and (B) any restricted Shares issued or options to purchase shares granted pursuant to existing employee benefit plans of the Company referred to in the General Disclosure Package and the Prospectus.

(j) Reporting Requirements. The Company, during the period when a Prospectus relating to the Securities is (or, but for the exception afforded by Rule 172, would be) required to be delivered under the 1933 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and 1934 Act Regulations.

(k) Issuer Free Writing Prospectuses. Each of the Company and each Selling Shareholder agrees that, unless it obtains the prior written consent of the Representatives, it will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus,” or a portion thereof, required to be filed by the Company with the Commission or retained by the Company under Rule 433; provided that the Representatives will be deemed to have consented to the Issuer Free Writing Prospectuses listed on Schedule C-2 hereto and any “road show that is a written communication” within the meaning of Rule 433(d)(8)(i) that has been reviewed by the Representatives. The Company represents that it has treated or agrees that it will treat each such free writing prospectus consented to, or deemed consented to, by the Representatives as an “issuer free writing prospectus,” as defined in Rule 433, and that it has complied and will comply with the applicable requirements of Rule 433 with respect thereto, including timely filing with the Commission where required, legending and record keeping. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Company will promptly notify the Representatives and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

SECTION 4. Payment of Expenses.

(a) Expenses. The Company and Arcos Dorados B.V. will pay or cause to be paid all expenses incident to the performance of their obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and each amendment thereto, (ii) the preparation, printing and delivery to the Underwriters of copies of each preliminary prospectus, each Issuer Free Writing Prospectus and the Prospectus and any amendments or supplements thereto and any costs associated with electronic delivery of any of the foregoing by the Underwriters to investors, (iii) the preparation and delivery of the certificates for the Securities to the Underwriters, including any stock or other transfer taxes and any stamp or other duties payable upon the sale or delivery of the Securities to the Underwriters, (iv) the fees and disbursements of the Company’s counsel, accountants and other advisors, (v) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(f) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplement thereto, (vi) the fees and expenses of any transfer agent or registrar for the Securities, (vii) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the Securities, including without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and the cost of aircraft and other transportation chartered in connection with the road show, (viii) the fees and expenses incurred in connection with the listing of the Securities on the New York Stock Exchange and (ix) the costs and expenses (including, without limitation, any damages or other amounts payable in connection with legal or contractual liability) associated with the reforming of any contracts for sale of the Securities made by the Underwriters caused by a breach of the representation contained in the third sentence of Section 1(a)(ii) and (x) all costs and expenses of the Underwriters, including the fees and disbursements of counsel for the Underwriters; provided that notwithstanding the foregoing, the Company shall not be required to pay, or reimburse (A) costs and expenses incurred by any of Citigroup, J.P. Morgan and Morgan Stanley in connection with the road show or other out-of-pocket expenses in excess of $70,000 each; (B) any costs and expenses incurred by any of Merrill Lynch, Itau BBA, and Credit Suisse in connection with the road show or other out-of-pocket expenses in excess of $30,000 each; (C) the fees and expenses of Milbank, Tweed, Hadley & McCloy LLP, special U.S. counsel for the Underwriters, and Walkers, British Virgin Islands counsel for the Underwriters, in excess of the amounts set forth in the quotes separately provided to the Company.

(b) Expenses of the Selling Shareholders. The Selling Shareholders, severally, will pay all expenses incident to the performance of their respective obligations under, and the consummation of the transactions contemplated by, this Agreement, including (i) any stamp and other duties and stock and other transfer taxes, if any, payable upon the sale of the Securities to the Underwriters and (ii) the fees and disbursements of their respective counsel and other advisors.

(c) Termination of Agreement. If this Agreement is terminated by the Representatives in accordance with the provisions of Section 5, Section 9(a)(i) or (iii) or Section 11 hereof, the Company and Arcos Dorados B.V. shall reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters, subject to the caps on fees, expenses and costs set forth in Section 4(a).

(d) Allocation of Expenses. The provisions of this Section shall not affect any agreement that the Company, Arcos Dorados B.V. and the Selling Shareholders may make, or have made pursuant to the Amended and Restated Shareholders’ Agreement, dated as of March 14, 2011, among the Company and the various shareholders party thereto, for the sharing of such costs and expenses.

SECTION 5. Conditions of Underwriters’ Obligations. The obligations of the several Underwriters hereunder are subject to the accuracy of the representations and warranties of the Company, Arcos Dorados B.V. and the Selling Shareholders contained herein or in certificates of any officer of the Company or any of its subsidiaries or on behalf of any Selling Shareholder delivered pursuant to the provisions hereof, to the performance by the Company, Arcos Dorados B.V. and each Selling Shareholder of their respective covenants and other obligations hereunder, and to the following further conditions:

(a) Effectiveness of Registration Statement; Rule 430A Information. The Registration Statement, including any Rule 462(b) Registration Statement, has become effective and at Closing Time no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued under the 1933 Act, no order preventing or suspending the use of any preliminary prospectus or the Prospectus has been issued and no proceedings for any of those purposes have been instituted or are pending or, to the Company’s knowledge, contemplated; and the Company has complied with each request (if any) from the Commission for additional information. A prospectus containing the Rule 430A Information shall have been filed with the Commission in the manner and within the time frame required by Rule 424(b) without reliance on Rule 424(b)(8) or a post-effective amendment providing such information shall have been filed with, and declared effective by, the Commission in accordance with the requirements of Rule 430A.

(b) Opinion of U.S. Counsel for Company. At the Closing Time, the Representatives shall have received the favorable opinion, dated the Closing Time, of Davis Polk & Wardwell LLP, special U.S. counsel for the Company, in form and substance satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters to the effect set forth in Exhibit A hereto and to such further effect as counsel to the Underwriters may reasonably request.

(c) Opinion of British Virgin Islands Counsel for the Company. At the Closing Time, the Representatives shall have received the favorable opinion, dated the Closing Time, of Maples & Calder, British Virgin Islands counsel for the Company, in form and substance satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters to the effect set forth in Exhibit B hereto and to such further effect as counsel to the Underwriters may reasonably request.

(d) Opinion of Netherlands Counsel for Arcos Dorados B.V. At the Closing Time, the Representatives shall have received the favorable opinion, dated the Closing Time, of NautaDutilh New York P.C., Netherlands counsel for Arcos Dorados B.V., in form and substance satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters to the effect set forth in Exhibit C hereto and to such further effect as counsel to the Underwriters may reasonably request.

(e) Opinion of U.S. Counsel for the Selling Shareholders. At the Closing Time, the Representatives shall have received the favorable opinion, dated the Closing Time, of Debevoise & Plimpton LLP, special U.S. counsel for the Selling Shareholders, in form and substance satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters to the effect set forth in Exhibit D hereto and to such further effect as counsel to the Underwriters may reasonably request.

(f) Opinion of Local Counsel for the Selling Shareholders. At the Closing Time, the Representatives shall have received the favorable opinion, dated the Closing Time, of (i) McCarthy Tétrault LLP, Canadian counsel for DLJ South American Partners L.P.; (ii) Walkers, Cayman Islands counsel for Capital International Private Equity Fund V, L.P. and CGPE V, L.P.; (iii) Richards, Layton & Finger, P.A., Delaware counsel for Capital International Investments V, LLC, DLJ South American Partners LLC and DLJSAP Restco Co-Investments LLC; (iv) Maples & Calder, Cayman Islands counsel for Gavea Investment AD, L.P.; and (v) Natascha Alexandra de Oliveira Javoski, general counsel to GIF Gestão de Investimentos e Participações Ltda, in form and substance satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters to the effect set forth in Exhibit E hereto and to such further effect as counsel to the Underwriters may reasonably request.

(g) Opinion of U.S. Counsel for the Underwriters. At Closing Time, the Representatives shall have received the favorable opinion, dated the Closing Time, of Milbank, Tweed, Hadley & McCloy LLP, special U.S. counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters with respect to such matters as the Representatives may require. In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York and the federal securities laws of the United States, upon the opinions of counsel satisfactory to the Representatives. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers and other representatives of the Company and its subsidiaries and certificates of public officials.

(h) Opinion of British Virgin Islands Counsel for the Underwriters. At the Closing Time, the Representatives shall have received the favorable opinion, dated the Closing Time, of Walkers, British Virgin Islands counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters with respect to such matters as the Representatives may require. In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the British Virgin Islands, upon the opinions of counsel satisfactory to the Representatives. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers and other representatives of the Company and its subsidiaries and certificates of public officials.

(i) Opinion of Local Counsel. At the Closing Time, the Representatives shall have received the favorable opinion, dated the Closing Time, of (i) Bruchou, Fernández Madero & Lombardi, Argentine counsel, (ii) Tozzini Freire Advogados, Brazilian counsel, (iii) Ritch Mueller, S.C., Mexican counsel, (iv) O’Neill & Borges, Puerto Rican counsel, and (v) Torres Plaz & Araujo, Venezuelan counsel, in form and substance satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters substantially to the effect set forth in Exhibit F hereto and to such further effect as counsel to the Underwriters may reasonably request.

(j) No Material Adverse Change. Subsequent to the execution and delivery of this Agreement and prior to the Closing Time, there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the General Disclosure Package and the Prospectus as of the date of this Agreement provided to the prospective purchasers of the Securities that, in the judgment of the Representatives, is material and adverse and that makes it, in the judgment of the Representatives, impracticable to market the Securities on the terms and in the manner contemplated in the General Disclosure Package and the Prospectus.

(k) Officers’ Certificate. The Representatives shall have received a certificate of the Chief Executive Officer or the President of the Company and of the chief financial or chief accounting officer of the Company, dated the Closing Time, to the effect set forth in Section 5(j) and to the effect that (i) the representations and warranties of the Company in this Agreement are true and correct with the same force and effect as though expressly made at and as of the Closing Time, (ii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Time, and (iii) no stop order suspending the effectiveness of the Registration Statement under the 1933 Act has been issued, no order preventing or suspending the use of any preliminary prospectus or the Prospectus has been issued and no proceedings for any of those purposes have been instituted or are pending or, to their knowledge, contemplated.

(l) Certificate of the Chief Financial Officer. The Representatives shall have received a certificate of the Chief Financial Officer of the Company, dated the Closing Time, to the effect that with respect to certain financial information contained in the Registration Statement, the General Disclosure Package and the Prospectus, (i) the amounts, numbers or percentages disclosed are in accordance with the Company’s accounting records, operational records and Company schedules and noted agreements, as applicable, (ii) the addition, subtraction, multiplication or division performed on numbers derived from the Company’s accounting records, operational records, Company schedule, or noted agreement ,as applicable are mathematically accurate for the applicable period as compared to the total, product or quotient identified in such disclosure, and (iii) to the best of his knowledge, all assumptions, judgments and other determinations made by the Company in respect to such disclosure have been made in good faith and with a reasonable basis after due consideration.

(m) Certificate of Selling Shareholders. At the Closing Time, the Representatives shall have received a certificate of the Chief Executive Officer, the President or the Corporate Director of each Selling Shareholder and of the chief financial or chief accounting officer of each Selling Shareholder, dated the Closing Time, to the effect that (i) the representations and warranties of such Selling Shareholder in this Agreement are true and correct with the same force and effect as though expressly made at and as of the Closing Time and (ii) such Selling Shareholder has complied with all agreements and all conditions on its part to be performed under this Agreement at or prior to the Closing Time.

(n) Accountant’s Comfort Letter. At the time of the execution of this Agreement, the Representatives shall have received from Ernst & Young a letter, dated such date, in form and substance satisfactory to the Representatives, together with signed or reproduced copies of such letter for each of the other Underwriters containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the General Disclosure Package and the Prospectus.

(o) Bring-down Comfort Letter. At the Closing Time, the Representatives shall have received from Ernst & Young a letter, dated as of the Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (g) of this Section, except that the specified date referred to shall be a date not more than three business days prior to the Closing Time.

(p) Approval of Listing. At the Closing Time, the Securities shall be approved for listing on the New York Stock Exchange.

(q) Reserved.

(r) Lock-up Agreements. At the date of this Agreement, the Representatives shall have received an agreement substantially in the form of Exhibit G hereto signed by the persons listed on Schedule D hereto.

(s) Maintenance of Rating. Since the execution of this Agreement, there shall not have been any decrease in or withdrawal of the rating of any securities of the Company or any of its subsidiaries by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g) under the 1933 Act) or any notice given of any intended or potential decrease in or withdrawal of any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

(t) Conditions to Purchase of Option Securities. In the event that the Underwriters exercise their option provided in Section 2(b) hereof to purchase all or any portion of the Option Securities, the representations and warranties of the Company and the Selling Shareholders contained herein and the statements in any certificates furnished by the Company, any of its subsidiaries and the Selling Shareholders hereunder shall be true and correct as of each Date of Delivery and, at the relevant Date of Delivery, the Representatives shall have received:

(i) Officers’ Certificate. A certificate, dated such Date of Delivery, of the President or a Vice President of the Company and of the chief financial or chief accounting officer of the Company confirming that the certificate delivered at the Closing Time pursuant to Section 5(k) hereof remains true and correct as of such Date of Delivery.

(ii) Certificate of Selling Shareholders. A certificate, dated such Date of Delivery, of the President, a Vice President or the Corporate Director of each Selling Shareholder and of the chief financial or chief accounting officer of each Selling Shareholder confirming that the certificate delivered at the Closing Time pursuant to Section 5(m) remains true and correct as of such Date of Delivery.

(iii) Opinion of Counsel for Company. If requested by the Representatives, the favorable opinion of Davis Polk & Wardwell LLP, special U.S. counsel for the Company, together with the favorable opinions of Maples & Calder, British Virgin Islands counsel for the Company, each in form and substance satisfactory to counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Sections 5(b) and 5(c) hereof, respectively.

(iii) Opinion of Counsel for Arcos Dorados B.V. If requested by the Representatives, the favorable opinion of NautaDutilh New York P.C., Netherlands counsel for Arcos Dorados B.V., in form and substance satisfactory to counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(d) hereof.

(iv) Opinion of Counsel for the Selling Shareholders. If requested by the Representatives, the favorable opinion of (i) Debevoise & Plimpton LLP, special U.S. counsel for the Selling Shareholders, (ii) McCarthy Tétrault LLP, Canadian counsel for DLJ South American Partners L.P.; (iii) Walkers, Cayman Islands counsel for Capital International Private Equity Fund V, L.P. and CGPE V, L.P.; (iv) Richards, Layton & Finger, P.A., Delaware counsel for Capital International Investments V, LLC, DLJ South American Partners LLC and DLJSAP Restco Co-Investments LLC; (v) Maples & Calder, Cayman Islands counsel for Gavea Investment AD, L.P.; and (vii) Natascha Alexandra de Oliveira Javoski, general counsel to GIF Gestão de Investimentos e Participações Ltda, in form and substance satisfactory to counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Sections 5(e) and 5(f) hereof, respectively.

(v) Opinion of Counsel for Underwriters. If requested by the Representatives, the favorable opinion of Milbank, Tweed, Hadley & McCloy LLP, counsel for the Underwriters, together with the favorable opinion of Walkers, British Virgin Islands counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Sections 5(g) and 5(h) hereof, respectively.

(vi) Opinion of Local Counsel. If requested by the Representatives, the favorable opinion of Bruchou, Fernández Madero & Lombardi, Argentine counsel, Tozzini Freire Advogados, Brazilian counsel, Ritch Mueller, S.C., Mexican counsel, O’Neill & Borges, Puerto Rican counsel, and Torres Plaz & Araujo, Venezuelan counsel, each in form and substance satisfactory to counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(i) hereof.

(vii) Bring-down Comfort Letter. If requested by the Representatives, a letter from Ernst & Young, in form and substance satisfactory to the Representatives and dated such Date of Delivery, substantially in the same form and substance as the letter furnished to the Representatives pursuant to Section 5(n) hereof, except that the “specified date” in the letter furnished pursuant to this paragraph shall be a date not more than three business days prior to such Date of Delivery.

(u) Additional Documents. At the Closing Time and at each Date of Delivery (if any) counsel for the Underwriters shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company and the Selling Shareholders in connection with the sale of the Securities as herein contemplated shall be satisfactory in form and substance to the Representatives and counsel for the Underwriters.

(v) Termination of Agreement. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement, or, in the case of any condition to the purchase of Option Securities on a Date of Delivery which is after the Closing Time, the obligations of the several Underwriters to purchase the relevant Option Securities, may be terminated by the Representatives by notice to the Company and the Selling Shareholders at any time at or prior to Closing Time or such Date of Delivery, as the case may be, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 6, 7, 8, 15 and 16 shall survive any such termination and remain in full force and effect.

SECTION 6. Indemnification.

(a) Indemnification of Underwriters. The Company and Arcos Dorados B.V., jointly and severally, agree to indemnify and hold harmless each Underwriter, each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, and its affiliates (as such term is defined in Rule 501(b) under the 1933 Act (each, an “Affiliate”)) as follows:

(i) from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim), as incurred, caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the Rule 430A Information, or caused by any omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or caused by any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus, any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto), or caused by any omission or alleged omission in any preliminary prospectus, Issuer Free Writing Prospectus or Prospectus of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii) against any and all losses, claims, damages and liabilities whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(e) below) any such settlement is effected with the written consent of the Company and the Selling Shareholders;

provided, however, that this indemnity agreement shall not apply to any losses, claims, damages and liabilities that are caused by any untrue statement or omission or alleged untrue statement or omission made in the Registration Statement (or any amendment thereto) or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with the Underwriter Information.

(b) Indemnification of Underwriters by Selling Shareholders. Each Selling Shareholder agrees, severally and not jointly, to indemnify and hold harmless each Underwriter, each Underwriter’s affiliates (as such term is defined in Rule 405 under the 1933 Act), its directors and officers and each person, if any, who controls any Underwriter within the meaning of either Section 15 of the 1933 Act or Section 20 of the 1934 Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the General Disclosure Package or the Prospectus or any amendment or supplement thereto, or in any Issuer Free Writing Prospectus or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the General Disclosure Package, the Prospectus or any amendment or supplement thereto or in any Issuer Free Writing Prospectus in reliance upon and in conformity with written information pertaining to such Selling Shareholder furnished to the Company by such Selling Shareholder expressly for inclusion therein. The indemnity provided by such Selling Shareholder under this Section 6(b) shall not exceed the proceeds after underwriting commissions and discounts, but before expenses, received by such Selling Shareholder from the Underwriters for the sale of its Securities in the offering.

(c) Indemnification of Company, Arcos Dorados B.V., Directors and Officers and Selling Shareholders. Each Underwriter, severally and not jointly, agrees to indemnify and hold harmless the Company and Arcos Dorados B.V., their directors, each of their officers who signed the Registration Statement, and each person, if any, who controls the Company and Arcos Dorados B.V. within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, and each Selling Shareholder and each person, if any, who controls any Selling Shareholder within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act to the same extent as the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement or the Prospectus or any amendment or supplement thereto or in any Issuer Free Writing Prospectus in reliance upon and in conformity with the Underwriter Information.

(d) Actions against Parties; Notification. Each indemnified party shall give written notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Sections 6(a), 6(b) and 6(c) above, the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel, (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them, or (iii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. It is understood that the indemnifying parties shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(e) Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(ii) or settlement of any claim in connection with any violation referred to in Section 6(f) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement.

(f) Other Agreements with Respect to Indemnification. The provisions of this Section shall not affect any agreement among the Company, Arcos Dorados B.V. and the Selling Shareholders with respect to indemnification.

SECTION 7. Contribution. If the indemnification provided for in Section 6 hereof is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, Arcos Dorados B.V. and the Selling Shareholders, on the one hand, and the Underwriters, on the other hand, from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Selling Shareholders, on the one hand, and of the Underwriters, on the other hand, in connection with the statements or omissions, or in connection with any violation of the nature referred to in Section 6(f) hereof, which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations.

The relative benefits received by the Company, Arcos Dorados B.V. and the Selling Shareholders, on the one hand, and the Underwriters, on the other hand, in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company, Arcos Dorados B.V. and the Selling Shareholders, on the one hand, and the total underwriting discount received by the Underwriters, on the other hand, in each case as set forth on the cover of the Prospectus, bear to the aggregate public offering price of the Securities as set forth on the cover of the Prospectus.

The relative fault of the Company, Arcos Dorados B.V. and the Selling Shareholders, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Selling Shareholders or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission or any violation of the nature referred to in Section 6(f) hereof.

The Company, Arcos Dorados B.V., the Selling Shareholders and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, claims, damages and liabilities incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.

Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount of underwriting commissions received by such Underwriter in connection with the Shares underwritten by it and distributed to the public that exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission, or alleged omission.

Notwithstanding the provisions of this Section 7, no Selling Shareholder shall be required to contribute any amount, taken together with any amount paid by such Selling Shareholder pursuant to Section 6, in excess of the proceeds after underwriting discounts and commissions, but before expenses, received by such Selling Shareholder from the Underwriters for the sale of its Securities in the offering.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided in this Section 7 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

The Underwriters’ respective obligations to contribute pursuant to this Section 7 are several in proportion to the number of Initial Securities set forth opposite their respective names in Schedule A hereto and not joint. The indemnity and contribution provisions contained in Sections 6 and 7 and the representations, warranties and other statements of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter, any person controlling any Underwriter or any affiliate of any Underwriter or by or on behalf of the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Securities.

The provisions of this Section shall not affect any agreement among the Company and the Selling Shareholders with respect to contribution.

SECTION 8. Representations, Warranties and Agreements to Survive. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company, Arcos Dorados B.V. or any of its or their subsidiaries or the Selling Shareholders submitted pursuant hereto, shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of any Underwriter or its Affiliates or selling agents, any person controlling any Underwriter, its officers or directors, any person controlling the Company, any person controlling Arcos Dorados B.V. or any person controlling any Selling Shareholder and (ii) delivery of and payment for the Securities.

SECTION 9. Termination of Agreement.

(a) Termination. The Representatives may terminate this Agreement by notice to the Company and the Selling Shareholders, if after the execution and delivery of this Agreement and prior to the Closing Time (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange, the NASDAQ Global Market, the Chicago Board of Options Exchange, the Chicago Mercantile Exchange, the Chicago Board of Trade, the Bolsa de Valores, Mercadorias & Futuros de São Paulo, the Bolsa de Comercio de Buenos Aires, or the Bolsa Mexicana de Valores, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a material disruption in securities settlement, payment or clearance services in the United States or with respect to Clearstream or Euroclear systems in Europe shall have occurred, (iv) any moratorium on commercial banking activities shall have been declared by U.S. Federal or New York State authorities, or authorities of the British Virgin Islands, the Netherlands, Argentina, Brazil or Mexico or (v) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets, currency exchange rates or controls or any calamity or crisis that, in your judgment, is material and adverse and which, singly or together with any other event specified in this clause (v), makes it, in your judgment, impracticable or inadvisable to proceed with the offer, sale or delivery of the Securities on the terms and in the manner contemplated in the General Disclosure Package or the Prospectus.

(b) Liabilities. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6, 7, 8, 15 and 16 shall survive such termination and remain in full force and effect.

SECTION 10. Default by One or More of the Underwriters. If one or more of the Underwriters shall fail at Closing Time or a Date of Delivery to purchase the Securities which it or they are obligated to purchase under this Agreement (the “Defaulted Securities”), the Representatives shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representatives shall not have completed such arrangements within such 24-hour period, then:

(i) if the number of Defaulted Securities does not exceed 10% of the number of Securities to be purchased on such date, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

(ii) if the number of Defaulted Securities exceeds 10% of the number of Securities to be purchased on such date, this Agreement or, with respect to any Date of Delivery which occurs after the Closing Time, the obligation of the Underwriters to purchase, and the Selling Shareholders to sell, the Option Securities to be purchased and sold on such Date of Delivery shall terminate without liability on the part of any non-defaulting Underwriter.

No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default.

In the event of any such default which does not result in a termination of this Agreement or, in the case of a Date of Delivery which is after the Closing Time, which does not result in a termination of the obligation of the Underwriters to purchase and the Selling Shareholders to sell the relevant Option Securities, as the case may be, either the (i) Representatives or (ii) the Company and any Selling Shareholder shall have the right to postpone Closing Time or the relevant Date of Delivery, as the case may be, for a period not exceeding seven days in order to effect any required changes in the Registration Statement, the General Disclosure Package or the Prospectus or in any other documents or arrangements. As used herein, the term “Underwriter” includes any person substituted for an Underwriter under this Section 10.

SECTION 11. Default by one or more of the Selling Shareholders. If a Selling Shareholder shall fail at the Closing Time or a Date of Delivery, as the case may be, to sell and deliver the number of Securities which such Selling Shareholder is obligated to sell hereunder, and the remaining Selling Shareholders do not exercise the right hereby granted to increase, pro rata or otherwise, the number of Securities to be sold by them hereunder to the total number to be sold by all Selling Shareholders as set forth in Schedule B hereto, then the Underwriters may, at option of the Representatives, by notice from the Representatives to the Company and the non-defaulting Selling Shareholders, either (i) terminate this Agreement without any liability on the part of any non-defaulting party except that the provisions of Sections 1, 4, 6, 7, 8, 15 and 16 shall remain in full force and effect or (ii) elect to purchase the Securities which the non-defaulting Selling Shareholders have agreed to sell hereunder. No action taken pursuant to this Section 11 shall relieve any Selling Shareholder so defaulting from liability, if any, in respect of such default.

In the event of a default by any Selling Shareholder as referred to in this Section 11, each of the Representatives, the Company and the non-defaulting Selling Shareholders shall have the right to postpone the Closing Time or any Date of Delivery, as the case may be, for a period not exceeding seven days in order to effect any required change in the Registration Statement, the General Disclosure Package or the Prospectus or in any other documents or arrangements.

SECTION 12. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication.

Notices to the Underwriters shall be directed to

Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

Attention: General Counsel

Facsimile: (212) 816-7912

J.P. Morgan Securities LLC

383 Madison Avenue

New York, NY 10179

Attention: Equity Syndicate Desk

Facsimile: (212) 622-8358

Morgan Stanley & Co. LLC

1585 Broadway

New York, New York 10036

Attention: Equity Capital Markets Syndicate Desk, with a copy to General Counsel

Merrill Lynch, Pierce, Fenner & Smith

Incorporated

One Bryant Park

New York, New York 10036,

Attention: Syndicate Department, with a copy to ECM and Latam Legal

Itau BBA USA Securities Inc.

767 Fifth Avenue, Suite 50-13

New York, NY 10153

Attention: Steven Hurwitz

and

Credit Suisse Securities (USA) LLC

Eleven Madison Avenue

New York, New York 10010

Attention: LCD-IBD

Notices to the Company shall be directed to

Arcos Dorados Holdings Inc.

Roque Saenz Peña 432, Olivos

Buenos Aires, Argentina (B1636 FFB)

Attention: German Lemonnier, Chief Financial Officer

Notices to Arcos Dorados B.V. shall be directed to

Arcos Dorados B.V.

Prins Bernhardplein 200

1097 JB Amsterdam, The Netherlands

and notices to the Selling Shareholders shall be directed to

DLJ South American Partners L.L.C.

Bouchard 547 – 13th Floor

1106 ABG – Buenos Aires, Argentina

Attention: Carlos García / Santiago Cotter

and

Capital International Private Equity Fund V, L.P.

CGPE V, L.P.

c/o Capital International, Inc.

6455 Irvine Center Drive

Irvine, CA 92618

Attention: Private Equity Accounting & Administration

and

Gavea Investment AD, L.P.

P.O. Box 309, Ugland House

Grand Cayman, KY1-1104

Cayman Islands

Attention: The Director

SECTION 13. No Advisory or Fiduciary Relationship. Each of the Company, Arcos Dorados B.V. and each Selling Shareholder acknowledges and agrees that (a) the purchase and sale of the Securities pursuant to this Agreement, including any related discounts and commissions, is an arm’s-length commercial transaction between the Selling Shareholders, on the one hand, and the several Underwriters, on the other hand, (b) in connection with the offering of the Securities and the process leading thereto, each Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of the Company, any of its subsidiaries or any Selling Shareholder, or its respective stockholders, creditors, employees or any other party, (c) no Underwriter has assumed or will assume an advisory or fiduciary responsibility in favor of the Company, Arcos Dorados B.V. or any Selling Shareholder with respect to the offering of the Securities or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company, any of its subsidiaries or any Selling Shareholder on other matters) and no Underwriter has any obligation to the Company, Arcos Dorados B.V. or any Selling Shareholder with respect to the offering of the Securities except the obligations expressly set forth in this Agreement, (d) the Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of each of the Company, Arcos Dorados B.V. and each Selling Shareholder, and (e) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering of the Securities and the Company, Arcos Dorados B.V. and each of the Selling Shareholders has consulted its own respective legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

SECTION 14. Parties. This Agreement shall each inure to the benefit of and be binding upon the Underwriters, the Company, Arcos Dorados B.V. and the Selling Shareholders and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters, the Company, Arcos Dorados B.V. and the Selling Shareholders and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters, the Company, Arcos Dorados B.V. and the Selling Shareholders and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

SECTION 15. Trial by Jury. Each of the Company and Arcos Dorados B.V. (on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates), each of the Selling Shareholders and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

SECTION 16. GOVERNING LAW. THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF, THE STATE OF NEW YORK WITHOUT REGARD TO ITS CHOICE OF LAW PROVISIONS.

SECTION 17. Consent to Jurisdiction; Waiver of Immunity. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby (“Related Proceedings”) shall be instituted in the federal courts of the United States of America located in the City and County of New York, Borough of Manhattan, unless any such Federal court determines that it lacks jurisdiction over a Related Proceeding in which case such Related Proceeding shall be instituted in the courts of the State of New York, in each case located in the City and County of New York, Borough of Manhattan (collectively, the “Specified Courts”), and each party irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court (a “Related Judgment”), as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum. DLJ South American Partners L.P. irrevocably appoints CT Corporation System, 111 Eighth Avenue, 13th Floor, New York, NY 10011, Capital International Private Equity Fund V, L.P. and CGPE V, L.P. irrevocably appoint Capital Guardian Trust Company, 630 Fifth Avenue, 36th Floor, New York, NY 10111-0121 Attn: Legal Department, Gavea Investment AD, L.P. irrevocably appoints Article 9 Agents LLC, 535 Eighth Avenue, 15th Floor, New York, New York, 10018, and each other party not located in the United States irrevocably appoints National Registered Agents, Inc., 875 Avenue of the Americas, Suite 501, New York, New York 10001, as their respective agents to receive service of process or other legal summons for purposes of any such suit, action or proceeding that may be instituted in any state or federal court in the City and County of New York. With respect to any Related Proceeding, each party irrevocably waives, to the fullest extent permitted by applicable law, all immunity (whether on the basis of sovereignty or otherwise) from jurisdiction, service of process, attachment (both before and after judgment) and execution to which it might otherwise be entitled in the Specified Courts, and with respect to any Related Judgment, each party waives any such immunity in the Specified Courts or any other court of competent jurisdiction, and will not raise or claim or cause to be pleaded any such immunity at or in respect of any such Related Proceeding or Related Judgment, including, without limitation, any immunity pursuant to the United States Foreign Sovereign Immunities Act of 1976, as amended.

SECTION 18. TIME. TIME SHALL BE OF THE ESSENCE OF THIS AGREEMENT. EXCEPT AS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

SECTION 19. Partial Unenforceability. The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

SECTION 20. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

SECTION 21. Judgment Currency. If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder into any currency other than United States dollars, the parties hereto agree, to the fullest extent permitted by law, that the rate of exchange used shall be the rate at which in accordance with normal banking procedures the Underwriters could purchase United States dollars with such other currency in The City of New York on the business day preceding that on which final judgment is given. The obligation of the Company, Arcos Dorados B.V. and each Selling Shareholder with respect to any sum due from it to any Underwriter or any person controlling any Underwriter shall, notwithstanding any judgment in a currency other than United States dollars, not be discharged until the first business day following receipt by such Underwriter or controlling person of any sum in such other currency, and only to the extent that such Underwriter or controlling person may in accordance with normal banking procedures purchase United States dollars with such other currency. If the United States dollars so purchased are less than the sum originally due to such Underwriter or controlling person hereunder, each of the Company, Arcos Dorados B.V. and the Selling Shareholders agrees as a separate obligation and notwithstanding any such judgment, to indemnify such Underwriter or controlling person against such loss. If the United States dollars so purchased are greater than the sum originally due to such Underwriter or controlling person hereunder, such Underwriter or controlling person agrees to pay to the Company, Arcos Dorados B.V. or such Selling Shareholder, as applicable, an amount equal to the excess of the dollars so purchased over the sum originally due to such Underwriter or controlling person hereunder.

SECTION 22. Foreign Taxes. All payments made by the Company, Arcos Dorados B.V. or any Selling Shareholder under this Agreement, if any, will be made without withholding or deduction for or on account of any present or future taxes, duties, assessments or governmental charges of whatever nature imposed or levied by or on behalf of the British Virgin Islands, Delaware, the Netherlands or the jurisdiction of incorporation or formation of any Selling Shareholder or any political subdivision or any taxing authority thereof or therein unless the Company, Arcos Dorados B.V. or such Selling Shareholder is or becomes required by law to withhold or deduct such taxes, duties, assessments or other governmental charges. In such event, the Company, Arcos Dorados B.V. or such Selling Shareholder, severally and not jointly, will pay such additional amounts as will result, after such withholding or deduction, in the receipt by each Underwriter and each person controlling any Underwriter, as the case may be, of the amounts that would otherwise have been receivable in respect thereof, except to the extent such taxes, duties, assessments or other governmental charges are imposed or levied by reason of such Underwriter’s or controlling person’s being connected with the British Virgin Islands, Delaware, the Netherlands or the jurisdiction of incorporation or formation of any Selling Shareholder other than by reason of its being an Underwriter or a person controlling any under this Agreement.

SECTION 23. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company and the Selling Shareholders a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Underwriters, the Company, Arcos Dorados B.V. and the Selling Shareholders in accordance with its terms.

Very truly yours, ARCOS DORADOS HOLDINGS INC.

By
Title: Director
ARCOS DORADOS B.V.

By
Name:
Title:

By
Name:
Title:

(Underwriting Agreement)

DLJ SOUTH AMERICAN PARTNERS L.P. by DLJ SOUTH AMERICAN PARTNERS LLC, its general partner

By
Name:
Title:

DLJSAP RESTCO CO-INVESTMENTS LLC by DLJ SOUTH AMERICAN PARTNERS LLC, its managing member

By
Name:
Title:

(Underwriting Agreement)

CAPITAL INTERNATIONAL PRIVATE EQUITY FUND V, L.P. By CAPITAL INTERNATIONAL INVESTMENTS V, L.P., its general partner By CAPITAL INTERNATIONAL INVESTMENTS V, LLC, its general partner

By
Name:
Title:
CGPE V, L.P. By CAPITAL INTERNATIONAL INVESTMENTS V, LLC, its general partner

By
Name:
Title:

(Underwriting Agreement)

GAVEA INVESTMENT AD, L.P. By GAVEA INVESTMENT GP AD LTD., its general partner By GÁVEA INVESTIMENTOS LTDA., its director

By
Name:
Title:

By
Name:
Title:

(Underwriting Agreement)

CONFIRMED AND ACCEPTED,

as of the date first above written:

CITIGROUP GLOBAL MARKETS INC.

J.P. MORGAN SECURITIES LLC

MORGAN STANLEY & CO. LLC

MERRILL LYNCH, PIERCE, FENNER & SMITH

INCORPORATED

ITAU BBA USA SECURITIES, INC.

CREDIT SUISSE SECURITIES (USA) LLC

For themselves and as Representatives of the other Underwriters named in Schedule A hereto.

By: CITIGROUP GLOBAL MARKETS INC.

By
Authorized Signatory

By: J.P. MORGAN SECURITIES LLC

By
Authorized Signatory

By: MORGAN STANLEY & CO. LLC

By
Authorized Signatory

By: MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

By
Authorized Signatory

By: ITAU BBA USA SECURITIES, INC.

By
Authorized Signatory

By: CREDIT SUISSE SECURITIES (USA) LLC

By
Authorized Signatory

(Underwriting Agreement)

SCHEDULE A

The public offering price per share for the Securities shall be $[    ].

The purchase price per share for the Securities to be paid by the several Underwriters shall be $[    ], being an amount equal to the public offering price set forth above less $[    ] per share, subject to adjustment in accordance with Section 2(b) for dividends or distributions declared by the Company and payable on the Initial Securities but not payable on the Option Securities.

Name of Underwriter	Number of Initial Securities
Citigroup Global Markets Inc.	[	]
J.P. Morgan Securities LLC	[	]
Morgan Stanley & Co. LLC	[	]
Merrill Lynch, Pierce, Fenner & Smith Incorporated	[	]
Itau BBA USA Securities, Inc.	[	]
Credit Suisse Securities (USA) LLC	[	]

Total	[	]

A-1

SCHEDULE B

	Number of Initial Securities to be Sold		Maximum Number of Option Securities to Be Sold
DLJ South American Partners L.P.	[	]	[	]
DLJSAP Restco Co-Investments LLC	[	]	[	]
Capital International Private Equity Fund V, L.P.	[	]	[	]
CGPE V, L.P.	[	]	[	]
Gavea Investment AD, L.P.	[	]	[	]

Total	[	]	[	]

B-1

SCHEDULE C-1

Pricing Terms

1. The Selling Shareholders are selling [        ] Shares.

2. The Selling Shareholders have granted an option to the Underwriters, severally and not jointly, to purchase up to an additional [        ] Shares.

3. The public offering price per share for the Securities shall be $[        ].

SCHEDULE C-2

Free Writing Prospectuses

None

C-1

SCHEDULE D

List of Persons and Entities Subject to Lock-up

Los Laureles Ltd.

DLJ South American Partners L.P.

DLJSAP Restco Co-Investments LLC

Capital International Private Equity Fund V, L.P.

CGPE V, L.P.

Gavea Investment AD, L.P.

Woods Staton

Sergio Alonso

Germán Lemonnier

Annette Franqui

Carlos Hernández-Artigas

Michael Chu

José Alberto Vélez

Juan David Bastidas

José Valledor Rojo

José Fernandez

Nino Rotondi

Roberto Ortiz

Marcelo Rabach

Sebastian Magnasco

Raul Mandía

Pablo Rodriguez de la Torre

Flavia Vigio

Horacio Sbrolla

Marlene Fernandez

D-1